EXHIBIT 99.1

AntriaBio Announces Preclinical Proof of Concept for Once-Weekly Basal Insulin AB101
in Diabetic Miniature Swine

LOUISVILLE, CO – 06/22/16 – AntriaBio, Inc. (“AntriaBio” or the “Company”) (OTCQB: ANTB), a biopharmaceutical corporation developing novel extended release therapies, released preclinical results in a diabetes animal model for its lead product candidate, AB101, at the American Diabetes Association 76th Scientific Sessions® in New Orleans. The study was conducted in Alloxan-induced diabetic mini-pigs whose glucose was not controlled on an existing insulin regimen. Results demonstrated that a single subcutaneous dose of AB101 produced a slow onset and sustained PK-PD effect over the duration of one week, with near normalization of glucose, a decrease in glycemic variability and a reduction followed by discontinuation of background insulin use. Simulations of repeat weekly dosing predict a nearly flat or peakless steady state insulin profile over the entire weekly dosing interval. Multiple non-clinical development studies have now demonstrated a weekly insulin time-action profile with no acute or delayed sudden insulin increase. These observations predict that an ultra long-acting insulin such as AB101 could potentially stabilize endogenous insulin-glucose homeostasis, reduce glycemic variability and decrease the incidence of hypoglycemia in patients with diabetes mellitus.

“The results of our preclinical proof of concept pharmacology studies of once-weekly AB101 are exciting," said Brian Roberts, M.D., Vice President of Clinical Development at AntriaBio. "In addition to enabling significant progress toward initiating our first clinical study, these results, obtained in a patient-relevant animal model, affirmed our predicted dose-response and can be readily translated to clinically relevant doses and dose volumes in humans. We now have even greater confidence that similar safety and long-acting clinical pharmacology will be observed in clinical trials, which we are hopeful will one day translate into an important new treatment option for clinicians and patients.”

The poster presentation presented by Dr. Roberts during the American Diabetes Association 76th Scientific Sessions® in New Orleans can be found here.

AntriaBio is currently working towards the filing of an Investigational New Drug (IND) application for AB101 with the U.S. Food and Drug Administration.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a $10 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@antriabio.com

Source: AntriaBio, Inc.